Exhibit 4.1

CERTIFICATE	NUMBER OF
NUMBER	SHARES

LEHMAN BROTHERS HOLDINGS INC.
Incorporated Under the Laws of the State of Delaware

CERTIFICATE

8.75% NON-CUMULATIVE MANDATORY CONVERTIBLE PREFERRED STOCK, SERIES Q
$1.00 PAR VALUE PER SHARE

AND WITH A LIQUIDATION PREFERENCE OF $1,000.00 PER SHARE

CUSIP NO. 52520W218

This Certifies that

CEDE & CO.

is the owner of              fully paid and non-assessable shares of 8.75% Non-Cumulative Mandatory Convertible Preferred Stock, Series Q, $1.00 par value per share and with a liquidation preference of $1,000.00 per share, of Lehman Brothers Holdings Inc. (the “Corporation”) transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Registrar and Transfer Agent.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this     th day of         , A.D.         .

By:
Vice President	Assistant Secretary

Countersigned and Registered
Collectively, as Registrar and Transfer Agent
COMPUTERSHARE TRUST COMPANY, N.A.	COMPUTERSHARE INC.

By:

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof which it is authorized to issue and the qualifications, limitations or restrictions of such preferences and/or rights.  Such request should be addressed to the Secretary of the Corporation or the Transfer Agent.

LEHMAN BROTHERS HOLDINGS INC.

The shares of 8.75% Non-Cumulative Mandatory Convertible Preferred Stock, Series Q, $1.00 par value per share and with a liquidation preference of $1,000.00 per share (the “Series Q Preferred Stock”), have the powers, designations, preferences and relative, participating, optional or other special rights as provided in the Certificate of Designations, Powers, Preferences and Rights relating to the Series Q Preferred Stock (the “Certificate of Designations”), in addition to those set forth in the Restated Certificate of Incorporation of the Corporation (and all amendments thereto) and the By-laws of the Corporation.

On July 1, 2011 (the “Mandatory Conversion Date”), each share of Series Q Preferred Stock will mandatorily convert into shares of common stock, $0.10 par value per share, of the Corporation (“Common Stock”), as provided in the Certificate of Designations. At any time prior to the Mandatory Conversion Date, each Holder may, subject to certain limitations, elect to convert all or any portion of such Holder’s Series Q Preferred Stock into shares of Common Stock, as provided in the Certificate of Designations. If the Company is the subject of a Cash Acquisition (as defined in the Certificate of Designations) on or prior to the Mandatory Conversion Date, under certain circumstances, Holders of the Series Q Preferred Stock will have the right, subject to certain limitations, to convert their shares of Series Q Preferred Stock, in whole or in part, into shares of Common Stock, as provided in the Certificate of Designations. The preceding description is qualified in its entirety by reference to the Certificate of Designations, and the Restated Certificate of Incorporation of the Corporation (and all amendments thereto) and the By-laws of the Corporation.

THIS CERTIFICATE IS IN GLOBAL FORM AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (“DTC”) OR A NOMINEE THEREOF.  THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE CORPORATION OR THE TRANSFER AGENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

ASSIGNMENT

FOR VALUE RECEIVED,                                          HEREBY SELL, ASSIGN AND TRANSFER UNTO

Please Insert Social Security or Other Identifying Number of Assignee

Please Print or Typewrite Name and Address, Including Zip Code, of Assignee

                                         SHARES OF THE CAPITAL STOCK REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ATTORNEY TO TRANSFER THE SAID STOCK ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED

NOTICE:

The Signature to this Assignment Must Correspond with the Name As Written Upon the Face of the Certificate in Every Particular, Without Alteration or Enlargement or Any Change Whatever.

SIGNATURE GUARANTEED

(Signature Must Be Guaranteed by a Member
of a Medallion Signature Program)